CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS THIRD QUARTER RESULTS;
TOTAL LOANS AND DEPOSITS CONTINUE TO GROW

October 24, 2011 - Harrisburg, PA - Metro Bancorp, Inc. (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported financial results for the three month period ended September 30, 2011. The Company recorded a net loss of $5.7 million, or $0.41 per share, for the third quarter of 2011 compared to a net loss of $6.2 million, or $0.46 per share, for the third quarter of 2010.

Third Quarter Financial Highlights
(in millions, except per share data)

	Quarter Ended			Nine Months Ended
			%			%
	09/30/11	09/30/10	Change	09/30/11	09/30/10	Change
Total assets	$2,435.1	$2,232.0	9%

Total deposits	2,059.4	1,928.7	7%

Total loans (net)	1,421.3	1,374.7	3%

Total revenues	$28.1	$27.6	2%	$85.0	$80.2	6%

Net loss	(5.7)	(6.2)	(7)%	(2.2)	(5.8)	(62)%

Diluted net loss per share	$(0.41)	$(0.46)	(11)%	$(0.16)	$(0.43)	(63)%

“Our continued focus on community banking in this difficult economy produced a 7% increase in total deposits over the past twelve months to $2.1 billion and a 3% increase in total net loans over the same period,” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer. "Our third quarter was negatively impacted by an increase in our loan loss reserve and by charge-offs necessary as a result of updated appraisals of collateral and financial information during the period associated with seven loan relationships. Each of the loans in these relationships were originated in the years 2004 through 2008."

"We continue to make progress related to the resolution of asset quality concerns which, in turn, strengthens our balance sheet and future operations. Nonperforming assets trended lower for the fifth consecutive quarter to $45.5 million, or 1.87%, of total assets at September 30, 2011 from a high of $70.6 million, or 3.22%, or total assets at June 30, 2010," said Nalbandian.

Highlights for the Three Months Ended September 30, 2011

•	Metro's capital levels remain strong with a Total Risk-Based Capital ratio of 15.35%, a Tier 1 Leverage ratio of 10.15% and a tangible common equity to tangible assets ratio of 8.96%.

•	Stockholders' equity increased by $9.5 million, or 5%, over the past twelve months to $219.3 million. At September 30, 2011, the Company's book value per share was $15.53.

•	Total deposits increased to $2.06 billion, up $227.2 million for the first nine months of 2011. Core deposits (all deposits excluding public fund time deposits) totaled $2.0 billion.

•	Core noninterest bearing demand deposits grew 15% over the previous twelve months.

•	Net loans totaled $1.42 billion, up $63.7 million, or 5% (non-annualized), for the first nine months of 2011.

•
Our allowance for loan losses totaled $23.3 million, or 1.61%, of total loans at September 30, 2011; up 10% over the total allowance amount of $21.2 million, or 1.52%, of total loans at September 30, 2010. Likewise, during the past twelve months the nonperforming loan coverage ratio has increased from 38% to 61%.

•	Nonperforming asset balances declined for the fifth consecutive quarter.

•
Total revenues were $28.1 million, up $426,000, or 2%, over total revenues for the same quarter one year ago. Total revenues for the first nine months of 2011 increased 6% over the first nine months of 2010.

•
Noninterest expenses for the third quarter were down $1.3 million, or 5%, on a linked quarter basis, after a $700,000 charge to write-down a foreclosed real estate property, and were down $804,000, or 3%, compared to the third quarter one year ago.

•
The Company's net interest margin on a fully-taxable basis for the third quarter of 2011 was 3.77%, compared to 3.87% recorded in the second quarter of 2011 and compared to 4.00% for the third quarter of 2010. The Company's deposit cost of funds for the third quarter was 0.58%, down from 0.63% for the previous quarter and compared to 0.70% for the same period one year ago.

Income Statement

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands, except per share data)	2011	2010	% Change	2011	2010	% Change
Total revenues	$28,053	$27,627	2%	$84,999	$80,249	6%
Total non interest expenses	23,355	24,159	(3)%	72,283	72,555	—
Net loss	(5,718)	(6,160)	(7)%	(2,194)	(5,794)	(62)%
Diluted net loss/share	$(0.41)	$(0.46)	(11)%	$(0.16)	$(0.43)	(63)%

Total revenues (net interest income plus noninterest income) for the third quarter increased $426,000 to $28.1 million, up 2% over the third quarter of 2010 and noninterest expenses were down 3% compared to the same period in 2010. On a linked quarter basis total non interest expenses decreased by $1.3 million, or 5%.

Total revenues for the first nine months of 2011 were $85.0 million, up $4.8 million, or 6%, over the first nine months of 2010. Total noninterest expenses for the first nine months of 2011 were $72.3 million, down $272,000 compared to the same period last year.

The Company recorded a net loss of $5.7 million, or $0.41 per share, for the third quarter of 2011 compared to a net loss of $6.2 million, or $0.46 per share for the third quarter of 2010. Earnings for the third quarter of 2011 were negatively impacted by loan loss provisions of $13.8 million and write-downs necessary principally as a result of declining collateral values and updated financial information associated with seven loan relationships. All of these loans were originated during the years 2004 through 2008. The Company also recorded a $700,000 pre-tax write-down of its largest OREO property during the quarter.

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2011 totaled $20.8 million, up $788,000, or 4%, over the $20.0 million recorded in the third quarter of 2010. For the first nine months of 2011, net interest income totaled $61.6 million, an increase of $2.2 million, or 4%, over the $59.4 million recorded for the same period in 2010.

Average interest earning assets for the third quarter of 2011 totaled $2.23 billion versus $2.19 billion for the previous quarter and were up $197.0 million, or 10%, over the third quarter of 2010. Average interest bearing deposits totaled $1.60 billion for the third quarter of 2011, up 4%, over the same quarter of 2010. Average noninterest bearing deposits for the third quarter of 2011 were $373.2 million, up $41.3 million, or 12%, over the third quarter last year. Total interest expense for the quarter was down $621,000, or 15%, from the third quarter of 2010 as a result of a 12 bps reduction in the Bank's deposit cost of funds and an 18 bps reduction in the Company's overall total cost of all funds over the past twelve months.

The net interest margin for the third quarter of 2011 was 3.67% vs. 3.77% for the previous quarter and compared to 3.87% for the third quarter of 2010. The net interest margin on a fully-taxable basis for the third quarter of 2011 was 3.77%, down 10 basis points from the previous quarter and compared to 4.00% for the third quarter of 2010. The decrease is attributable to lower yields earned on the Company's loan and investment portfolios in 2011 as compared to 2010, offset partially by a reduction in the Company's cost of funds.

The Company's total deposit cost of funds for the third quarter of 2011 was 0.58%, down from 0.63% the previous quarter, and down 12 bps from the 0.70% figure recorded in the third quarter one year ago.

The net interest margin was 3.73% for the first nine months of 2011 compared to 3.89% for the same period in 2010. On a fully-taxable equivalent basis, the net interest margin was 3.83% for the first nine months of 2011 compared to 4.01% for the first nine months of 2010.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the change in net interest income on a fully tax-equivalent basis for the third quarter of 2011 over the same period of 2010 was due to an increase in the level of interest-earning assets, partially offset by lower yields on the Company's earning assets combined with a reduction in the Company's cost of funds. The rate changes are a direct impact of lower yields earned on the loan and investment portfolios in 2011 as a result of the continued low level of market interest rates on new loan originations and investment purchases.

(dollars in thousands)	Net Interest Income
2011 vs. 2010	Volume Change	Rate Change	Total Increase	% Increase
3rd Quarter	$1,681	$(987)	$694	3%
Nine Months	$4,391	$(2,454)	$1,937	3%

Noninterest Income

Noninterest income for the third quarter of 2011 totaled $7.3 million, down $362,000, or 5%, from $7.6 million recorded in the third quarter one year ago.

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands)	2011	2010	% Change	2011	2010	% Change
Service charges, fees and other income	$7,109	$6,791	5%	$20,858	$19,666	6%
Gains on sales of loans	162	778	(79)	2,497	1,105	126
Gains on sales/calls of securities	7	117	(94)	350	1,036	(66)
Impairment losses on investment securities	—	(46)	—	(315)	(962)	(67)
Total noninterest income	$7,278	$7,640	(5)%	$23,390	$20,845	12%

Service charges, fees and other income increased by $318,000, or 5%, over the third quarter of 2010. Gains on the sale of loans totaled $162,000 for the third quarter of 2011 versus $778,000 for the same period in 2010. The decrease is primarily attributable to no sales of SBA loans during the third quarter of 2011 as compared to gains of $549,000 recorded in the third quarter one year ago on the sale of SBA loans. Net gains on the sale of investment securities during the third quarter of 2011 were $7,000 compared to $117,000 for the same period in 2010.

Noninterest income for the first nine months of 2011 totaled $23.4 million, up $2.5 million, or 12% , over the first nine months of 2010. Service charges, fees and other income increased by $1.2 million, or 6%, for the first nine months of 2011 over the same period in 2010. Gains on the sales of loans totaled $2.5 million for the first nine months of 2011 compared to $1.1 million for the same period in 2010.

Noninterest Expenses

Noninterest expenses for the third quarter of 2011 were $23.4 million, down $1.3 million, or 5%, on a linked quarter basis and down $804,000, or 3%, compared to the total of $24.2 million recorded in the third quarter one year ago. The breakdown of noninterest expenses for the third quarter and for the first nine months of 2011 and 2010, respectively, are shown in the following table:

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands)	2011	2010	% Change	2011	2010	% Change
Salaries and employee benefits	$10,113	$10,466	(3)%	$30,746	$31,097	(1)%
Occupancy and equipment	3,517	3,447	2	11,069	10,431	6
Advertising and marketing	491	698	(30)	1,240	2,140	(42)
Data processing	3,265	3,334	(2)	10,492	9,870	6
Regulatory assessments and related fees	915	1,191	(23)	2,856	3,405	(16)
Foreclosed real estate	975	420	132	2,045	1,369	49
Branding	70	—		1,817	—
Consulting fees	343	965	(64)	1,166	2,667	(56)
Other expenses	3,666	3,638	1	10,852	11,576	(6)
Total noninterest expenses	$23,355	$24,159	(3)%	$72,283	$72,555	—%

The Company experienced a lower level of noninterest expenses in most major categories during the third quarter and the first nine months of 2011 compared to the same periods in 2010. Staffing and data processing expenses were down from the previous quarter as the Company continues to focus on achieving efficiencies from the level of technology investment implemented in 2008 through 2010 to position the Company for growth and as the Company strives to improve its efficiency ratio. Consulting fees were down measurably for the quarter compared to the same period last year. Lower FDIC insurance assessment fees, effective April 1, 2011 for most FDIC-insured banks provided the Company's decrease in regulatory expenses. The increase in foreclosed real estate costs for the quarter was associated with a $700,000 charge the Company recorded to write-down its largest OREO property from $2.9 million to $2.2 million. Noninterest expenses for the first nine months of 2011 totaled $72.3 million, down $272,000 compared to the first nine months of 2010.

Balance Sheet

	As of September 30,
(dollars in thousands)	2011	2010	% Change
Total assets	$2,435,058	$2,232,021	9%

Total loans (net)	1,421,307	1,374,743	3%

Total deposits	2,059,387	1,928,684	7%

Total core deposits	1,994,797	1,885,510	6%

Total stockholders' equity	219,260	209,796	5%

Deposits

The Company continued to experience strong deposit growth with total deposits at September 30, 2011 reaching $2.06 billion, a $130.7 million, or 7%, increase over total deposits of $1.93 billion one year ago. At the same time, core deposits increased by $109.3 million to $1.99 billion, a 6% increase.

Core Deposits

Change in core deposits by type of account is as follows:

	As of September 30,
(dollars in thousands)	2011	2010	% Change	3rd Quarter 2011 Cost of Funds
Demand noninterest-bearing	$392,597	$341,029	15%	0.00%
Demand interest-bearing	1,072,163	1,025,558	5	0.54
Savings	328,516	303,720	8	0.42
Subtotal	1,793,276	1,670,307	7	0.40
Time	201,521	215,203	(6)	2.04
Total core deposits	$1,994,797	$1,885,510	6%	0.58%

Total core demand noninterest bearing deposits increased by $51.6 million, or 15%, over the past twelve months to $392.6 million. Likewise, core saving deposits increased by $24.8 million, or 8%, over the same period. The total cost of core deposits, excluding time deposits, during the third quarter of 2011 was 0.40%, compared to 0.48% for the third quarter one year ago. The cost of total core deposits for the third quarter of 2011was 0.58%, down 12 basis points, or 17%, from the same period in 2010.

Change in core deposits by type of customer is as follows:

	September 30,	% of	September 30,	% of	%
(dollars in thousands)	2011	Total	2010	Total	Change
Consumer	$940,610	47%	$870,629	46%	8%
Commercial	584,493	29	546,900	29	7
Government	469,694	24	467,981	25	—
Total	$1,994,797	100%	$1,885,510	100%	6%

Total consumer core deposits increased by $70.0 million, or 8%, and total commercial core deposits grew by $37.6 million, or 7%, during the past 12 months while government deposits increased by $1.7 million.

Lending

Gross loans totaled $1.44 billion at September 30, 2011, an increase of $48.7 million, or 3%, compared to September 30, 2010. The composition of the Company's loan portfolio is as follows:

(dollars in thousands)	September 30, 2011	% of Total	September 30, 2010	% of Total	$ Change	% Change
Commercial and industrial	$340,252	23%	$322,073	23%	$18,179	6%
Commercial tax-exempt	82,998	6	107,477	8	(24,479)	(23)
Owner occupied real estate	266,860	18	252,775	18	14,085	6
Commercial construction and land development	113,850	8	113,760	8	90	—
Commercial real estate	359,068	25	312,872	22	46,196	15
Residential	80,885	6	80,479	6	406	1
Consumer	200,701	14	206,476	15	(5,775)	(3)
Gross loans	$1,444,614	100%	$1,395,912	100%	$48,702	3%

Asset Quality

The Company's asset quality ratios are highlighted below:

	Quarters Ended
	September 30, 2011	June 30 2011	September 30, 2010
Nonperforming assets/total assets	1.87%	2.24%	2.82%
Net loan charge-offs (annualized)/average total loans	3.34%	0.50%	2.35%
Loan loss allowance/total loans	1.61%	1.49%	1.52%
Nonperforming loan coverage	61%	48%	38%
Nonperforming assets/capital and reserves	19%	22%	27%

Nonperforming assets trended lower for the fifth consecutive quarter to $45.5 million, or 1.87%, of total assets at September 30, 2011, down $8.0 million, or 15%, from $53.5 million, or 2.24%, of total assets at June 30, 2011 and down $17.5 million, or 28%, from $63.0 million, or 2.82%, of total assets one year ago. Total delinquent loans, including all nonaccrual loans, as a percentage of total gross loans outstanding, were 2.34% at September 30, 2011 compared to 3.48% at June 30, 2011 and compared to 4.35% at September 30, 2010. Accruing renegotiated loans at September 30, 2011 totaled $15.0 million compared to $178,000 one year ago.

The Company recorded a provision for loan losses of $13.8 million for the third quarter of 2011 as compared to $1.7 million for the previous quarter and to $13.4 million recorded in the third quarter of 2010. The elevated provision for loan losses recorded during the third quarter of 2011 was related to write-downs and specific allocations on assets necessary as a result of updated appraisals and financial data during the quarter. The allowance for loan losses totaled $23.3 million as of September 30, 2011 as compared to $21.7 million at June 30, 2011 and to $21.2 million at September 30, 2010. The allowance represented 1.61% of gross loans outstanding at September 30, 2011, compared to 1.49% at June 30, 2011 and 1.52% at September 30, 2010.

Total net charge-offs for the third quarter of 2011 were $12.2 million, versus $1.8 million for the previous quarter and compared to $8.4 million for the third quarter of 2010. Approximately $10.6 million, or 87%, of total net loan charge-offs for the third quarter of 2011 were associated with a total of four relationships, all of which were originated between 2004 and 2008. The Company also increased its specific allocations on three additional relationships during the quarter by a total of $2.2 million.

The provision for loan losses for the first nine months of 2011 totaled $17.2 million, down $1.2 million, or 6%, compared to $18.4 million recorded in the first nine months of 2010. Total net charge-offs for the first nine months of 2011 were $15.6 million, or 1.45%, of average loans outstanding (annualized) compared to $11.6 million, or 1.09% ,of average loans outstanding (annualized) for the first nine months of 2010.

Investments

The Company's investment portfolio grew $184.1 million, or 29%, from $635.9 million at September 30, 2010 to $820.1 million at September 30, 2011. Detailed below is information regarding the composition and characteristics of the portfolio at September 30, 2011:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$22,570	$132,750	$155,320
Mortgage-backed securities:
Federal government agencies pass through certificates	12,334	40,296	52,630
Agency collateralized mortgage obligations	500,972	51,286	552,258
Private-label collateralized mortgage obligations	25,206	—	25,206
Corporate debt securities	19,660	15,000	34,660
Total	$580,742	$239,332	$820,074
Duration (in years)	2.5	3.2	2.7
Average life (in years)	2.8	4.1	3.2
Quarterly average yield (annualized)	2.70%	3.55%	2.97%

At September 30, 2011, the after-tax unrealized gain on the Bank's available for sale portfolio was $6.5 million, as compared to unrealized losses of $5.6 million at December 31, 2010 and unrealized gains of $1.6 million at September 30, 2010.

Capital

Stockholders' equity at September 30, 2011 totaled $219.3 million, an increase of $9.5 million, or 5%, over stockholders' equity of $209.8 million at September 30, 2010. Return on average stockholders' equity (ROE) for the third quarter of 2011 and 2010, was (10.24)% and (11.54)%, respectively.

The Company's capital ratios at September 30, 2011 and 2010 were as follows:

	9/30/2011	9/30/2010	Regulatory Guidelines “Well Capitalized”
Leverage ratio	10.15%	10.76%	5.00%
Tier 1	14.10	14.00	6.00
Total capital	15.35	15.25	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At September 30, 2011, the Company's book value per common share was $15.53.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•
the impact of the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that bank's pay to replenish the fund;

•	interest rate, market and monetary fluctuations;

•	unanticipated regulatory or judicial proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally and through acquisition and successful integration of new or acquired entities while controlling costs;

•	continued levels of loan quality and volume origination;

•	the adequacy of the allowance for loan losses;

•	deposit flows;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•	changes in accounting principles, policies and guidelines;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	compliance with the April 29, 2010 consent order may result in continued increased noninterest expenses;

•	expenses associated with modifications we are making to our logos in response to the Members 1st litigation and dismissal order;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc.
Selected Consolidated Financial Data

	At or for the					At or for the
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	%	September 30,	%	September 30,	September 30,	%
(in thousands, except per share amounts)	2011	2011	Change	2010	Change	2011	2010	Change
Income Statement Data:
Net interest income	$20,775	$20,817	—%	$19,987	4%	$61,609	$59,404	4%
Provision for loan losses	13,750	1,700	709	13,400	3	17,242	18,400	(6)
Noninterest income	7,278	8,156	(11)	7,640	(5)	23,390	20,845	12
Total revenues	28,053	28,973	(3)	27,627	2	84,999	80,249	6
Noninterest operating expenses	23,355	24,621	(5)	24,159	(3)	72,283	72,555	—
Net income (loss)	(5,718)	1,992	(387)	(6,160)	(7)	(2,194)	(5,794)	(62)
Per Common Share Data:
Net income (loss) per share:
Basic	$(0.41)	$0.14	(393)%	$(0.46)	(11)%	$(0.16)	$(0.43)	(63)%
Diluted	(0.41)	0.14	(393)	(0.46)	(11)	(0.16)	(0.43)	(63)

Book Value		$15.51				$15.53	$15.29	2%

Weighted average shares outstanding:
Basic	13,959	13,860		13,581		13,867	13,520
Diluted	13,959	13,860		13,581		13,867	13,520
Balance Sheet Data:
Total assets	$2,435,058	$2,387,006	2%			$2,435,058	$2,232,021	9%
Loans (net)	1,421,307	1,434,965	(1)			1,421,307	1,374,743	3
Allowance for loan losses	23,307	21,723	7			23,307	21,169	10
Investment securities	820,074	713,644	15			820,074	635,930	29
Total deposits	2,059,387	1,891,376	9			2,059,387	1,928,684	7
Core deposits	1,994,797	1,842,366	8			1,994,797	1,885,510	6
Stockholders' equity	219,260	217,062	1			219,260	209,796	5
Capital:
Tangible common equity to tangible assets		9.05%				8.96%	9.36%
Leverage ratio		10.47				10.15	10.76
Risk based capital ratios:
Tier 1		14.19				14.10	14.00
Total Capital		15.44				15.35	15.25
Performance Ratios:
Cost of funds	0.68%	0.73%		0.86%		0.72%	0.91%
Deposit cost of funds	0.58	0.63		0.70		0.62	0.75
Net interest margin	3.67	3.77		3.87		3.73	3.89
Return on average assets	(0.95)	0.34		(1.11)		(0.13)	(0.36)
Return on avg total stockholders' equity	(10.24)	3.74		(11.54)		(1.37)	(3.75)
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	3.34%	0.50%		2.35%		1.45%	1.09%
Nonperforming assets to total period-end assets		2.24				1.87	2.82
Allowance for loan losses to total period-end loans		1.49				1.61	1.52
Allowance for loan losses to nonperforming loans		48				61	38
Nonperforming assets to capital and allowance		22				19	27

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share amounts)	September 30, 2011	December 31, 2010

Assets
Cash and cash equivalents	50,401	32,858
Securities, available for sale at fair value	580,742	438,012
Securities, held to maturity at cost (fair value 2011: $243,118; 2010: $224,202)	239,332	227,576
Loans, held for sale	8,794	18,605
Loans receivable, net of allowance for loan losses (allowance 2011: $23,307; 2010: $21,618)	1,421,307	1,357,587
Restricted investments in bank stock	17,683	20,614
Premises and equipment, net	83,313	88,162
Other assets	33,486	51,058
Total assets	$2,435,058	$2,234,472

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$392,597	$340,956
Interest-bearing	1,666,790	1,491,223
Total deposits	2,059,387	1,832,179
Short-term borrowings	88,076	140,475
Long-term debt	54,400	29,400
Other liabilities	13,935	27,067
Total liabilities	2,215,798	2,029,121
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2011: 14,049,293; 2010: 13,748,384)	14,049	13,748
Surplus	155,325	151,545
Retained earnings	43,034	45,288
Accumulated other comprehensive income (loss)	6,452	(5,630)
Total stockholders' equity	219,260	205,351
Total liabilities and stockholders' equity	$2,435,058	$2,234,472

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2011	2010	2011	2010
Interest Income
Loans receivable, including fees:
Taxable	$17,773	$17,712	$53,356	$52,838
Tax-exempt	1,027	1,206	3,002	3,506
Securities:
Taxable	5,613	5,320	16,607	16,370
Tax-exempt	—	—	—	14
Federal funds sold	2	10	4	11
Total interest income	24,415	24,248	72,969	72,739
Interest Expense
Deposits	2,857	3,271	8,844	10,296
Short-term borrowings	57	55	394	242
Long-term debt	726	935	2,122	2,797
Total interest expense	3,640	4,261	11,360	13,335
Net interest income	20,775	19,987	61,609	59,404
Provision for loan losses	13,750	13,400	17,242	18,400
Net interest income after provision for loan losses	7,025	6,587	44,367	41,004
Noninterest Income
Service charges, fees and other operating income	7,109	6,791	20,858	19,666
Gains on sales of loans	162	778	2,497	1,105
Total fees and other income	7,271	7,569	23,355	20,771
Net impairment loss on investment securities	—	(46)	(315)	(962)
Net gains on sales/calls of securities	7	117	350	1,036
Total noninterest income	7,278	7,640	23,390	20,845
Noninterest Expenses
Salaries and employee benefits	10,113	10,466	30,746	31,097
Occupancy and equipment	3,517	3,447	11,069	10,431
Advertising and marketing	491	698	1,240	2,140
Data processing	3,265	3,334	10,492	9,870
Regulatory assessments and related fees	915	1,191	2,856	3,405
Foreclosed real estate	975	420	2,045	1,369
Branding	70	—	1,817	—
Consulting fees	343	965	1,166	2,667
Other	3,666	3,638	10,852	11,576
Total noninterest expenses	23,355	24,159	72,283	72,555
Loss before taxes	(9,052)	(9,932)	(4,526)	(10,706)
Benefit for federal income taxes	(3,334)	(3,772)	(2,332)	(4,912)
Net loss	$(5,718)	$(6,160)	$(2,194)	$(5,794)
Net Loss per Common Share
Basic	$(0.41)	$(0.46)	$(0.16)	$(0.43)
Diluted	(0.41)	(0.46)	(0.16)	(0.43)
Average Common and Common Equivalent Shares Outstanding
Basic	13,959	13,581	13,867	13,520
Diluted	13,959	13,581	13,867	13,520

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,									Year-to-date,

	September 30, 2011			June 30, 2011			September 30, 2010			September 30, 2011			September 30, 2010
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$757,090	$5,613	2.97%	$717,315	$5,599	3.12%	$561,628	$5,320	3.79%	$724,493	$16,607	3.06%	$568,457	$16,370	3.84%
Tax-exempt	—	—	—	—	—	—	—	—	—	—	—	—	446	20	6.07
Total securities	757,090	5,613	2.97	717,315	5,599	3.12	561,628	5,320	3.79	724,493	16,607	3.06	568,903	16,390	3.84
Federal funds sold	20,468	2	0.05	5,441	1	0.09	32,518	10	0.13	9,725	4	0.06	12,804	11	0.12
Total loans receivable	1,451,863	19,327	5.23	1,469,086	19,570	5.29	1,438,295	19,539	5.34	1,448,720	57,902	5.29	1,437,437	58,150	5.35
Total earning assets	$2,229,421	$24,942	4.41%	$2,191,842	$25,170	4.57%	$2,032,441	$24,869	4.83%	$2,182,938	$74,513	4.52%	$2,019,144	$74,551	4.89%
Sources of Funds
Interest-bearing deposits:
Regular savings	$332,147	$355	0.42%	$334,035	$370	0.44%	$316,626	$367	0.46%	$328,885	$1,083	0.44%	$326,618	$1,158	0.47%
Interest checking and money market	993,068	1,355	0.54	918,908	1,447	0.63	960,166	1,570	0.65	938,037	4,230	0.60	932,112	4,985	0.71
Time deposits	205,478	1,056	2.04	212,913	1,113	2.10	212,490	1,259	2.35	209,463	3,312	2.11	218,151	3,971	2.43
Public funds time	65,946	91	0.55	45,245	60	0.54	44,743	75	0.67	54,409	219	0.54	34,715	182	0.70
Total interest-bearing deposits	1,596,639	2,857	0.71	1,511,101	2,990	0.79	1,534,025	3,271	0.85	1,530,794	8,844	0.77	1,511,596	10,296	0.91
Short-term borrowings	110,935	57	0.20	158,061	127	0.32	34,262	55	0.63	146,070	394	0.36	53,900	242	0.59
Long-term debt	54,400	726	5.33	54,400	725	5.33	54,400	935	6.83	47,532	2,122	5.95	54,400	2,797	6.83
Total interest-bearing liabilities	1,761,974	3,640	0.82	1,723,562	3,842	0.89	1,622,687	4,261	1.04	1,724,396	11,360	0.88	1,619,896	13,335	1.10
Demand deposits (noninterest-bearing)	373,232			382,951			331,925			371,995			331,627
Sources to fund earning assets	2,135,206	3,640	0.68	2,106,513	3,842	0.73	1,954,612	4,261	0.86	2,096,391	11,360	0.72	1,951,523	13,335	0.91
Noninterest-bearing funds (net)	94,215			85,329			77,829			86,547			67,621
Total sources to fund earning assets	$2,229,421	$3,640	0.65%	$2,191,842	$3,842	0.70%	$2,032,441	$4,261	0.83%	$2,182,938	$11,360	0.69%	$2,019,144	$13,335	0.88%

Net interest income and margin on a tax- equivalent basis		$21,302	3.77%		$21,328	3.87%		$20,608	4.00%		$63,153	3.83%		$61,216	4.01%
Tax-exempt adjustment		527			511			621			1,544			1,812
Net interest income and margin		$20,775	3.67%		$20,817	3.77%		$19,987	3.87%		$61,609	3.73%		$59,404	3.89%

Other Balances:
Cash and due from banks	$44,322			$44,164			$44,695			$43,849			$44,088
Other assets	103,794			101,111			116,363			103,503			112,415
Total assets	2,377,537			2,337,117			2,193,499			2,330,290			2,175,647
Other liabilities	20,855			16,807			27,062			19,745			17,721
Stockholders' equity	221,476			213,797			211,825			214,154			206,403

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three Months Ended		Year Ended	Nine Months Ended
	September 30,		December 31,	September 30,
(dollars in thousands)	2011	2010	2010	2011	2010

Balance at beginning of period	$21,723	$16,178	$14,391	$21,618	$14,391
Provisions charged to operating expenses	13,750	13,400	21,000	17,242	18,400
	35,473	29,578	35,391	38,860	32,791
Recoveries of loans previously charged-off:
Commercial and industrial	21	139	407	74	385
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	1	—	3	1	1
Commercial construction and land development	—	6	58	—	8
Commercial real estate	2	11	25	10	24
Residential	—	—	5	29	2
Consumer	19	6	24	53	18
Total recoveries	43	162	522	167	438
Loans charged-off:
Commercial and industrial	(3,909)	(3,711)	(5,995)	(4,822)	(5,462)
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	(252)	(24)	(614)	(254)	(125)
Commercial construction and land development	(7,532)	(271)	(1,249)	(8,914)	(781)
Commercial real estate	(199)	(3,713)	(4,668)	(677)	(4,416)
Residential	(46)	(482)	(705)	(147)	(534)
Consumer	(271)	(370)	(1,064)	(906)	(742)
Total charged-off	(12,209)	(8,571)	(14,295)	(15,720)	(12,060)
Net charge-offs	(12,166)	(8,409)	(13,773)	(15,553)	(11,622)
Balance at end of period	$23,307	$21,169	$21,618	$23,307	$21,169
Net charge-offs (annualized) as a percentage of average loans outstanding	3.34%	2.35%	0.98%	1.45%	1.09%
Allowance for loan losses as a percentage of period-end loans	1.61%	1.52%	1.57%	1.61%	1.52%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(unaudited)

The following table presents information regarding nonperforming loans and assets as of September 30, 2011 and for the preceding four quarters (dollar amounts in thousands).

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$12,175	$19,312	$22,454	$23,103	$21,536
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	3,482	2,450	4,552	4,318	7,311
Commercial construction and land development	6,309	12,629	13,674	14,155	15,120
Commercial real estate	10,400	5,125	5,043	5,424	6,016
Residential	3,125	3,663	3,833	3,609	3,694
Consumer	2,009	2,310	2,357	1,579	1,871
Total nonaccrual loans	37,500	45,489	51,913	52,188	55,548
Loans past due 90 days or more and still accruing	567	—	90	650	628
Total nonperforming loans	38,067	45,489	52,003	52,838	56,176
Foreclosed real estate	7,431	8,048	6,138	6,768	6,815
Total nonperforming assets	$45,498	$53,537	$58,141	$59,606	$62,991
Nonperforming loans to total loans	2.64%	3.12%	3.59%	3.83%	4.02%

Nonperforming assets to total assets	1.87%	2.24%	2.51%	2.67%	2.82%

Nonperforming loan coverage	61%	48%	42%	41%	38%

Allowance for loan losses as a percentage of total period-end loans	1.61%	1.49%	1.51%	1.57%	1.52%

Nonperforming assets / capital plus allowance for loan losses	19%	22%	25%	26%	27%